SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2006

__________INTERFACE, INC.__________
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2006, we amended the Salary Continuation Agreement of Ray C. Anderson, who is the Chairman and a Director of the Company. (A copy of the amendment is attached hereto as Exhibit 99.1.) Pursuant to the amendment, on January 1, 2007, Mr. Anderson will begin receiving salary continuation payments in the amount of $449,605 per year, without regard to whether he has terminated employment with the Company. The amendment also reduced Mr. Anderson’s annual salary, effective January 1, 2007, from $625,000 to $350,000, and his annual bonus opportunity (80% of salary) will apply only with respect to such reduced annual salary.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Amendment to Salary Continuation Agreement of Ray C. Anderson, dated September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: September 29, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Salary Continuation Agreement of Ray C. Anderson, dated September 29, 2006.